EXHIBIT 23



              CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the American General Corporation's ("AGC") Registration
Statement on Form S-8 pertaining to the
Western National Corporation 1993 Stock and Incentive Plan of our report dated February 14, 1997 (except Note 2.5, as to which the date is June 17, 1997), with respect to the consolidated financial statements and schedules of AGC included in its Current Report on Form 8-K dated October
10, 1997, filed with the Securities and Exchange
Commission.


                                   ERNST & YOUNG LLP


Houston, Texas
February 25, 1998